EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-60292 and No. 333-41658) of Activeworlds Corp. of our report dated February 4, 2005, except for note 1 as to which the date is April 4, 2005, relating to the consolidated financial statements as of December 31, 2004 and for the two years then ended, which appear in this Form 10-KSB.


/s/ Pannell Kerr Forster, P.C.
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PANNELL KERR FORSTER, P.C.
Boston, Massachusetts
April 6, 2005